Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements on Form S-8 of our report dated January 20, 1999 relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K of Electronics For Imaging, Inc. for the year ended December 31, 1998. We also consent to the incorporation by reference of our report on the Consolidated Financial Statement Schedule, which also appears in the Annual Report on Form 10-K.



/s/PricewaterhouseCoopers LLP
San Jose, California
September 29, 1999